EXHIBIT 2.1

              LIMITED LIABILITY COMPANY INTEREST PURCHASE AGREEMENT


         This LIMITED LIABILITY COMPANY INTEREST PURCHASE AGREEMENT is dated this 30 day of December 2005, by and among International Imaging Systems, Inc., a Delaware corporation ("Seller"), Advanced Imaging Systems, LLC, a Delaware limited liability company ("AIS"), and Steven Cinnante ("Buyer").

         WHEREAS, Seller is the record and beneficial owner of the sole issued and outstanding membership interest of AIS (the "Interest"); and

         WHEREAS, Buyer is a sophisticated investor and, as a former employee of AIS, is familiar with the business and financial condition of AIS; and

         WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Interest, upon the terms and subject to the conditions hereinafter set forth,

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

         1. Seller hereby sells, conveys and transfers the Interest to Buyer. In order to effect such sale and conveyance, simultaneous with the execution of this Agreement, Seller is delivering to Buyer the certificate evidencing the Interest, together with a "stock power" duly executed in blank.

         2. In consideration of the foregoing transfer and conveyance, Buyer agrees to pay to Seller, simultaneous with the execution of this Agreement, the sum of $ 100.

         3.       Seller represents and warrants to Buyer that:

                  (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Seller has all necessary power to own all of its properties and assets and to carry on its business as now being conducted. Seller has the corporate power to execute, deliver and perform this Agreement, and has taken all action required by law, its certificate of incorporation, its by-laws or otherwise to authorize the execution and delivery of this Agreement. The execution and delivery of this Agreement and the consummation of the transaction contemplated herein do not violate any provision of the certificate of incorporation or by-laws of Seller, or any agreement, instrument, order, judgment or decree to which Seller is a party or by which it is bound, or violate any restrictions of any kind to which it is subject.

                  (b) Seller is the record and beneficial owner of the interest and no other membership interest is issued or outstanding and there are no agreements or understandings, written or oral, to issue or purchase any membership interest of AIS. The Interest is owned by seller free and clear of any liens, charges, encumbrances and adverse claims and is not subject to any restrictions with respect to transferability, except restrictions on transferability imposed under federal and state securities laws.

                  (c) AIS has filed all tax returns required to be filed by it under the laws of the United States, its jurisdiction of incorporation and each jurisdiction in which it conducts or has conducted a material amount of its business and has paid the taxes shown to be due under such returns. AIS does not have any liability for taxes incurred but unpaid. Except with respect to taxes as set forth herein, Seller makes no warranty or representation regarding the financial condition or liabilities of AIS.

         4.       Buyer represents and warrants that:

                  (a) Buyer is a sophisticated investor and, as a former employee of AIS, is aware of the business and financial condition of AIS. Without limiting the generality of the foregoing, Buyer acknowledges that he is
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aware that AIS has no tangible or intangible assets, other than its legal name, and has substantial liabilities (other than for taxes), including outstanding judgments as described in Seller's quarterly report on Form 10-QSB for the three months ended September 30, 2005 filed with the Securities and Exchange Commission, a copy of which has been furnished to Buyer.

                  (b) Buyer will comply in all respects with the provisions of the Securities Act of 1933, as amended (the "Act"), with respect to the acquisition and subsequent transfer of the Interest. Without limiting the generality of the foregoing, Buyer represents that he is acquiring the interest for investment for his own account and not with the view to the distribution or resale thereof, and understands that the Interest has not been registered with the Securities and Exchange Commission under the Act and therefore may not be resold unless registered under the Act or pursuant to an exemption there from.

         5. By their signatures below in the space provided, each of C. Leo Smith, George Sarafianos, and Susan Archer, hereby agrees and confirms with AIS, and AIS agrees, that each of their respective employment agreements with AIS is hereby terminated effective upon the execution and delivery of this Agreement by all parties hereto and that no further payment of any consideration is or will be due and owing to such person under his or her respective employment agreement or otherwise for services rendered to or expenses incurred on behalf of AIS. Further, each of such parties agrees and confirms that his or her health insurance provided by AIS shall similarly terminate upon the execution and delivery of this Agreement by all of the parties hereto.

         6. As of the date of this Agreement, AIS has issued and outstanding promissory notes (the "Notes") in the original principal amount of $430,000, which Notes are by their terms exchangeable for an aggregate of 860,00 shares of Seller's common stock, par value $.001 per share (the "Exchangeable Shares"). In order to effect such exchange, Seller has granted to AIS an option (the "Option") to acquire the Exchangeable Shares for the par value per share. So long as the holders of the outstanding notes have the right to effect such exchange, Seller agrees that the Option shall remain in full force and effect and Seller will cause the Exchange Shares to be delivered to AIS upon exercise of the Option.

         7. The representations and warranties made in this Agreement shall survive the execution and delivery of this Agreement.

         8. Each of the parties hereto represents and warrants to the other party that there are no claims for brokerage commissions or finder's fees in connection with the transaction contemplated hereby resulting from any action by such party.

         9. No party hereto shall be liable for or required to pay any liabilities or expenses incurred by the others in connection with this Agreement or the transaction contemplated hereby, all of which shall be borne and paid by the party incurring them, except that Seller shall be liable for any expenses or liabilities of AIS in connection with this Agreement or the transaction contemplated hereby.

         10. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware.

         11. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns. No party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other parties hereto.

         12. This Agreement may be executed in one or more counterparts, and shall become effective when one or more counterparts have been signed by each of the parties hereto.

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         IN WITNESS WHEREOF, this Agreement has been executed by each of the parties hereto as of the day and year first above written.

INTERNATIONAL IMAGING SYSTEMS, INC.

By: /s/ C. LEO SMITH
    -------------------------------------
    C. Leo Smith, Chief Executive Officer


ADVANCED IMAGING SYSTEMS, LLC

By: /s/ C. LEO SMITH
    -------------------------------------
    C. Leo Smith, Managing Member


/s/ STEVEN CINNANTE
-----------------------------------------
Steven Cinnante

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Confirmed and Agreed As To Section 5 Above:


/s/ C. LEO SMITH
-----------------------------------------
C. Leo Smith


/s/ GEORGE SARAFIANOS
-----------------------------------------
George Sarafianos


/s/ SUSAN ARCHER
-----------------------------------------
Susan Archer